Exhibit 99.1

Bar Harbor Bankshares Reports Fourth Quarter Results

BAR HARBOR, MAINE – January 28, 2021 - Bar Harbor Bankshares (NYSE American: BHB) reported fourth quarter 2020 net income of $8.6 million, or $0.58 per share, compared to $4.2 million, or $0.27 per share, in the same quarter of 2019.  Core earnings (non-GAAP) in the fourth quarter 2020 increased to $9.2 million compared to $8.8 million in the fourth quarter of 2019, or increased 11% to $0.62 per share, compared to $0.56 per share, respectively.  Non-core expenses (non-GAAP) in the fourth quarter 2020 included swap termination costs and profitability initiative costs while the same quarter of 2019 included acquisition, conversion and balance sheet optimization costs.

FOURTH QUARTER FINANCIAL HIGHLIGHTS

•	11% annualized commercial loan growth, excluding paycheck protection program (PPP) loans
•	3,200 new low cost core deposit accounts
•	3.02% net interest margin
•	0.92% return on assets; 0.98% core return on assets (non-GAAP)
•	0.33% non-performing assets to total assets ratio
•	Fee income at 37% of total revenue; 30% of core revenue (non-GAAP)

President and Chief Executive Officer, Curtis C. Simard stated, “While this year has had unique challenges across the regional, national and international stages, we leaned on the culture and infrastructure we have established to support our customers, colleagues, and communities, while not abandoning balanced growth expectations across all business lines.  We have proven our commitment to risk management as we safely navigated our operations during the pandemic with established protocols and availability to both customers and prospects alike.  This risk management culture extended to increasing remote capabilities while also consistently assessing our credit exposure through quarterly stress testing and steady provisioning throughout the year.  We understand our customers and their financial needs because our teams have been in the field helping them navigate the changing landscape.  Commercial loans remain a leader of balance sheet growth for the quarter and for the year, guided by stress tested underwriting models we employ.

“Positive trends in credit quality during the year continue to affirm our disciplined approach.  By year-end, we had lower levels of non-performing loans, significant improvement in past due and deferred commercial loan accounts and we settled all of our other real estate owned at their carrying values.  During the fourth quarter, we expanded stress testing of our commercial loans, including the most watched industries of our footprint specifically hospitality, which demonstrated a better than expected summer tourism season for Northern New England.  Results of testing included no significant risk-rating downgrades or changes to reserves.  Borrowers with COVID loan modifications continue to demonstrate their repayment capacity and/or have sufficient cash reserves to service their pre-forbearance loans without further government stimulus.

“Fee income continues to be a big part of total revenue for the fourth quarter and for the year 2020.  Customer service fees have almost returned to pre-pandemic levels in the second half of the year and are expected to rise on an expanded customer base.  Throughout the year we opted to sell our fixed rate residential mortgage production in the secondary market in lieu of taking interest rate and credit risk on our balance sheet.  This strategy continues to produce significant fee revenue in the current rate environment. As we look forward, we will continue to take advantage of such opportunities while maintaining a focus on our commercial customer base given the associated loan and derivative fees as well as those generated in treasury and cross-sell to retail and wealth business lines.  This demonstrated commitment to risk management enables us to confidently experience growth across Northern New England in the interest of diversification in markets, products, and customer type.

“During the fourth quarter, core deposits increased $86.4 million and our retail team opened an impressive 3,200 new accounts, raising the total to more than 13,250 for the year as we continue to reduce cost of funds and transition to a true franchise, core-operating institution.  Excess liquidity generated in the quarter was used to further delever our balance sheet with an early pay-off of our PPP

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lending facility and other reductions to wholesale funding.  We view that more favorably to absorbing duration or rate risk associated with securities investments or mortgage refinancing.”

Mr. Simard continued, “We were prepared to adopt CECL as of the end of 2020, but elected to close our fourth quarter under the same accounting method and control environment as the rest of 2020.  We will adopt January 1, 2021 to allow a more comparable quarterly presentation as we report in 2021. Had we adopted CECL at year end 2020, the loan loss reserve as a percentage of total loans would have been 95 basis points compared to 74 basis points reported under the incurred loss model.  The 95 basis points may change in the first quarter of 2021 based primarily on any changes in economic forecasts.

Mr. Simard went on to say, “We are well poised to further help our communities with the second round of PPP loans authorized by the new stimulus bill. That process has begun for both first time PPP draws as well as for customers in need of second round PPP loans.  For the remaining first round of PPP loans previously provided in 2020, we have $53.8 million that are pending various stages of forgiveness with $1.4 million of deferred fees.  We expect the majority of remaining forgiveness to occur by the end of the second quarter 2021.

Mr. Simard further stated, “In the fourth quarter we continued our return of capital programs in the form of stock repurchases and dividend payments.  Stock repurchases totaled 31 thousand shares at a cost of $625 thousand during the fourth quarter and 720 thousand shares at a cost of $13.9 million on a year to date basis.  An additional 61 thousand shares are available to be repurchased before the end of March 2021.  Last week we declared our first quarter dividend of $0.22 per share and we are committed to dividend policies as part of our efficient use of capital supported by expanding earnings.”

Mr. Simard concluded, “Looking back on the last four years as we expanded into new areas of Northern New England, we have built amazing teams that quickly adapt to diversity and change with a commitment to a model of balancing growth with earnings across our markets.    We are positioned for a solid start to 2021 as we continue to build on consistent, repeatable earnings while expanding our profitability metrics across all business lines.”

FINANCIAL CONDITION

Total assets were $3.7 billion at the end of the fourth quarter compared to $3.9 billion in the third quarter of 2020.  Loans in the fourth quarter decreased by $122.1 million largely due to $78.3 million in PPP loan forgiveness payments and $70.4 million in residential loan sales offset in part by growth in commercial real estate loans.  As of year-end outstanding pandemic deferrals, which primarily consist of interest only forbearance, were $68.6 million or 3% of total loans, with residential loans representing $5.9 million of the total or less than 1% of total residential loans.  Commercial real estate loan growth of $38.7 million consisted of over $90.0 million in new loans offset by principal payments during the quarter.  Non-maturity deposits increased by $86.4 million in the quarter due to growth in new customer accounts combined with government stimulus programs and an overall decrease in consumer spending given current market conditions.  Senior borrowings were reduced by $109.4 million primarily from the payoff of our PPP lending facility with the Federal Reserve Bank totaling $131.1 million offset by a shift from brokered deposits to FHLB borrowings.

We have elected to defer the implementation of the accounting standard known as CECL until January 1, 2021 as allowed by the Consolidated Appropriations Act, 2021.  The effect of the CECL adoption to the allowance for loan losses and unfunded commitments is estimated to be a total of $6.8 million, which will flow entirely through equity net of deferred taxes.

The fourth quarter 2020 allowance for loan losses increased by $1.2 million, which includes a $1.4 million provision for loan loss offset by net charge-offs of $185 thousand.  The allowance for loan losses to total loans ratio for the fourth quarter expanded to 0.74% from 0.66% in the third quarter 2020 based on an increased allowance for commercial loan growth and decrease in total loans.  Non-accruing loans in the fourth quarter 2020 decreased $2.2 million primarily due to $1.6 million in payoffs during the quarter.  The successful resolution in non-accruals combined with the sale of other real estate owned contributed to the improvement of the non-performing assets to total assets ratio of 0.33% from 0.42% in the prior quarter. The increase in 30-day past due accounts for the quarter is attributable to the payment schedules of residential loans and timing due to the quarter ending on a 31 day month.  During the fourth quarter we performed stress testing of 54% of our commercial loan portfolio which included the top 50 relationships, all criticized loans greater than $1.0 million, hospitality loans greater than $250 thousand, all loans over $150 thousand with a pandemic modification and any seasonal payment, restaurant, or 2021 maturing term loans that are greater than $500 thousand.  Results of the stress testing led to no significant downgrades or changes to reserves.

The Company’s book value per share was $27.58 at year end 2020 compared with $27.09 at the end of the third quarter 2020.  Tangible book value per share excluding security adjustments (non-GAAP) was $18.38 at the end of the fourth quarter 2020 compared to $17.78 at the end of the third quarter 2020, and $17.98 at the end of the third quarter 2019, prior to the central Maine branch acquisition.

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RESULTS OF OPERATIONS

Net income in the fourth quarter 2020 was $8.6 million, or $0.58 per share, compared to $4.2 million, or $0.27 per share, in the same quarter of 2019.  The non-GAAP measure of core earnings in the fourth quarter 2020 totaled $9.2 million or $0.62 per share, compared to $8.8 million, or $0.56 per share, in the same quarter of 2019.  Net income benefited from an expanded net interest margin and higher non-interest income.  Net interest margin in the fourth quarter 2020 increased to 3.02% from 2.94% in the same period of 2019 primarily due to a lower cost of funds and acceleration of PPP loan fee recognition upon forgiveness.  Costs of funds decreased to 0.77% compared to 1.42% in the fourth quarter 2019 due to a shift in funding sources to core deposits.  Cost of deposits and borrowings also benefited from the Federal Reserve rate cuts in 2020 and other key indexes in response to the pandemic.

Additionally, excess liquidity was used to pay off $520.4 million of wholesale funding since the fourth quarter of 2019 that further reduced interest expense.  The yield on earning assets was 3.65% compared to 4.13% in the fourth quarter 2019 reflecting loan originations and repricing of variable rate products in a lower interest rate environment.  The fourth quarter core net interest margin was 2.79% compared to 2.94% in the same period of 2019, which included a drag of 16 basis points and one basis point from excess liquidity, respectively.

Non-interest income in the fourth quarter 2020 was $14.7 million compared to $7.8 million in the same quarter in 2019.  The increase is primarily due to a $2.1 million increase in mortgage banking income associated with secondary market sales of $70.4 million compared to $26.5 million in the same quarter of 2019.  Customer derivative income increased $611 thousand in conjunction with commercial loan growth.  We also took advantage of unrealized gains in the securities portfolio in the fourth quarter 2020 by selling certain investments for a net gain of $4.0 million.

Non-interest expense increased to $27.8 million in the fourth quarter 2020 from $26.8 million in the same quarter of 2019. The increase is primarily a result of higher salary and benefit expense due to additional year-end accruals for incentives on improved performance metrics and post-retirement plans on lower discount rates.  Operating expenses remained controlled as the efficiency ratio (non-GAAP) improved to 61.98% from 62.56% for the same period a year ago.  Non-core expenses (non-GAAP) in the fourth quarter of 2020 primarily consist a $4.0 million loss on termination of a $50.0 million swap on wholesale borrowings and $600 thousand of profitability initiative costs.  Non-core expenses in the same quarter of 2019 include a $3.2 million loss on interest rate cap terminations and a $1.1 million loss on extinguishment of debt due to the inflow of liquidity from the 2019 acquisition.

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BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 130 years. Bar Harbor provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD LOOKING STATEMENTS

Certain statements under the headings "FOURTH QUARTER FINANCIAL HIGHLIGHTS", “FINANCIAL CONDITION” and “RESULTS OF OPERATIONS” contained in this document that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this earnings release the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying forward-looking statements. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, changes in general economic and business conditions, increased competitive pressures, changes in the interest rate environment, legislative and regulatory change, changes in the financial markets, and other risks and uncertainties disclosed from time to time in documents that the Company files with the Securities and Exchange Commission, including but not limited to those discussed in the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Because of these and other uncertainties, the Company’s actual results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, the Company’s past results of operations do not necessarily indicate future results. You should not place undue reliance on any of the forward-looking statements, which speak only as of the dates on which they were made. The Company is not undertaking an obligation to update forward-looking statements, even though its situation may change in the future, except as required under federal securities law. The Company qualifies all of its forward-looking statements by these cautionary statements.

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NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. The Company's non-GAAP core earnings information set forth is not necessarily comparable to non- GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE
INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)

A	Selected Financial Highlights
B	Footnotes to Selected Financial Highlights
C	Balance Sheets
D	Loan and Deposit Analysis
E	Statements of Income
F	Statements of Income (Five Quarter Trend)
G	Average Yields and Costs
H	Average Balances
I	Asset Quality Analysis
J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

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BAR HARBOR BANKSHARES

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2020	2020	2020	2020	2019
PER SHARE DATA
Net earnings, diluted	$0.58	$0.56	$0.55	$0.50	$0.27
Core earnings, diluted (1) (2)	0.62	0.61	0.56	0.50	0.56
Total book value	27.58	27.09	26.56	25.90	25.48
Tangible book value (2)	19.05	18.56	18.18	17.70	17.30
Market price at period end	22.59	20.55	22.39	17.28	25.39
Dividends	0.22	0.22	0.22	0.22	0.22

PERFORMANCE RATIOS (3)
Return on assets	0.92%	0.88%	0.90%	0.85%	0.46%
Core return on assets (1) (2)	0.98	0.96	0.91	0.86	0.96
Return on equity	8.39	8.22	8.40	7.64	4.21
Core return on equity (1) (2)	8.95	8.98	8.52	7.71	8.81
Core return on tangible equity (1) (2)	13.27	13.36	12.72	11.54	12.66
Net interest margin, fully taxable equivalent (FTE) (2) (4)	3.02	2.90	2.93	3.04	2.94
Net interest margin (FTE), excluding purchased loan accretion (2) (4)	2.98	2.84	2.82	2.98	2.86
Core net interest margin (1) (5)	2.79	2.89	2.92	3.04	2.94
Efficiency ratio (2)	61.98	59.47	60.67	64.82	62.56

ORGANIC GROWTH (Year-to-date, annualized) (2) (6)
Total commercial loans	17%	27%	33%	6%	6%
Total loans	(3)	3	5	(2)	2
Total deposits	8	12	(0)	(7)	(2)

FINANCIAL DATA (In millions)
Total assets	$3,726	$3,860	$3,780	$3,677	$3,669
Total earning assets (7)	3,360	3,496	3,414	3,313	3,349
Total investments	599	619	662	646	684
Total loans	2,563	2,685	2,706	2,623	2,635
Allowance for loan losses	19	18	17	15	15
Total goodwill and intangible assets	127	127	128	128	127
Total deposits	2,906	2,935	2,695	2,651	2,696
Total shareholders' equity	411	404	404	404	396
Net income	9	8	8	8	4
Core earnings (1) (2)	9	9	9	8	9

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.03%	0.06%	0.02%	0.18%	0.08%
Allowance for loan losses/total loans	0.74	0.67	0.61	0.58	0.58
Loans/deposits	88	91	100	99	98
Shareholders' equity to total assets	11.04	10.48	10.69	10.98	10.80
Tangible shareholders' equity to tangible assets	7.90	7.42	7.57	7.77	7.60

A

(1)	Core measurements are non-GAAP financial measures adjusted to exclude net non-operating charges primarily related to acquisitions, restructurings, system conversions, loss on debt extinguishment and gain or loss on sale of securities, other real estate owned and premises and equipment. Refer to the Reconciliation of Non-GAAP Financial Measures in table J for additional information.
(2)	Non-GAAP financial measure.
(3)	All performance ratios are based on average balance sheet amounts, where applicable.
(4)	Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(5)	Core net interest margin excludes Paycheck Protection Program loans.
(6)	Assets acquired from eight branches purchased from People's United Bank, National Association as of October 25, 2019, were excluded from the December 31, 2019 calculation.
(7)	Earning assets includes non-accruing loans and interest-bearing deposits with other banks. Securities are valued at amortized cost.

B

BAR HARBOR BANKSHARES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2020	2020	2020	2020	2019
Assets
Cash and due from banks	$27,566	$22,722	$24,430	$42,282	$26,485
Interest-bearing deposits with other banks	198,441	192,935	46,243	43,373	30,425
Total cash and cash equivalents	226,007	215,657	70,673	85,655	56,910

Securities available for sale	585,046	604,529	641,574	626,341	663,230
Federal Home Loan Bank stock	14,036	13,975	20,265	19,897	20,679
Total securities	599,082	618,504	661,839	646,238	683,909

Loans held for sale	23,988	23,721	22,979	11,701	6,499

Total loans	2,562,885	2,684,970	2,706,438	2,623,282	2,634,593
Less: Allowance for loan losses	(19,082)	(17,907)	(16,509)	(15,297)	(15,353)
Net loans	2,543,803	2,667,063	2,689,929	2,607,985	2,619,240

Premises and equipment, net	52,458	51,424	50,464	49,978	51,205
Other real estate owned	—	1,983	2,318	2,205	2,236
Goodwill	119,477	119,477	119,477	119,477	118,649
Other intangible assets	7,670	7,913	8,155	8,398	8,641
Cash surrender value of bank-owned life insurance	77,870	77,388	76,896	76,400	75,863
Deferred tax asset, net	1,745	2,180	2,451	3,166	3,865
Other assets	73,662	74,400	75,084	66,139	42,111
Total assets	$3,725,762	$3,859,710	$3,780,265	$3,677,342	$3,669,128

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$544,636	$515,064	$504,325	$400,410	$414,534
NOW deposits	738,849	706,048	642,908	578,320	575,809
Savings deposits	521,638	511,938	466,668	423,345	388,683
Money market deposits	402,731	388,356	402,835	404,385	384,090
Time deposits	698,361	813,509	678,126	844,097	932,635
Total deposits	2,906,215	2,934,915	2,694,862	2,650,557	2,695,751

Senior borrowings	276,062	385,472	546,863	497,580	471,396
Subordinated borrowings	59,961	59,920	59,879	59,849	59,920
Total borrowings	336,023	445,392	606,742	557,429	531,316

Other liabilities	72,183	74,958	74,487	65,601	45,654
Total liabilities	3,314,421	3,455,265	3,376,091	3,273,587	3,272,721

Total common shareholders' equity	411,341	404,445	404,174	403,755	396,407
Total liabilities and shareholders' equity	$3,725,762	$3,859,710	$3,780,265	$3,677,342	$3,669,128

Net shares outstanding	14,916	14,929	15,214	15,587	15,558

C

BAR HARBOR BANKSHARES

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Annualized
						Growth %
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Quarter	Year to
(in thousands)	2020	2020	2020	2020	2019	End	Date
Commercial real estate	$1,084,381	$1,045,635	$982,070	$948,178	$930,661	15%	17%
Commercial and industrial	323,864	324,647	340,898	321,605	318,988	(1)	2
Paycheck Protection Program (PPP)	53,774	131,537	131,626	—	—	*	*
Total commercial loans	1,462,019	1,501,819	1,454,594	1,269,783	1,249,649	(11)	17
Total commercial loans, excluding PPP	1,408,245	1,370,282	1,322,968	1,269,783	1,249,649	11	13

Residential real estate	923,891	997,485	1,060,729	1,120,627	1,145,358	(30)	(19)
Consumer	113,544	119,340	124,197	128,120	135,283	(19)	(16)
Tax exempt and other	63,431	66,326	66,918	104,752	104,303	(17)	(39)
Total loans	$2,562,885	$2,684,970	$2,706,438	$2,623,282	$2,634,593	(18)%	(3)%

*Indicates ratios of 100% or greater.

DEPOSIT ANALYSIS

						Annualized
						Growth %
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Quarter	Year to
(in thousands)	2020	2020	2020	2020	2019	End	Date
Demand	$544,636	$515,064	$504,325	$400,410	$414,534	23%	31%
NOW	738,849	706,048	642,908	578,320	575,809	19	28
Savings	521,638	511,938	466,668	423,345	388,683	8	34
Money market	402,731	388,356	402,835	404,385	384,090	15	5
Total non-maturity deposits	2,207,854	2,121,406	2,016,736	1,806,460	1,763,116	16	25
Total time deposits	698,361	813,509	678,126	844,097	932,635	(57)	(25)
Total deposits	$2,906,215	$2,934,915	$2,694,862	$2,650,557	$2,695,751	(4)%	8%

D

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share data)	2020	2019	2020	2019
Interest and dividend income
Loans	$26,687	$28,361	$107,085	$111,042
Securities and other	4,013	5,756	19,019	24,349
Total interest and dividend income	30,700	34,117	126,104	135,391
Interest expense
Deposits	3,606	6,698	18,043	27,034
Borrowings	1,732	3,315	8,881	18,547
Total interest expense	5,338	10,013	26,924	45,581
Net interest income	25,362	24,104	99,180	89,810
Provision for loan losses	1,360	538	5,625	2,317
Net interest income after provision for loan losses	24,002	23,566	93,555	87,493
Non-interest income
Trust and investment management fee income	3,318	3,227	13,378	12,063
Customer service fees	2,890	2,791	11,327	10,127
Gain on sales of securities, net	3,959	80	5,445	237
Mortgage banking income	2,654	532	6,884	1,626
Bank-owned life insurance income	482	495	2,007	2,053
Customer derivative income	1,086	475	2,503	2,028
Other income	334	206	1,412	935
Total non-interest income	14,723	7,806	42,956	29,069
Non-interest expense
Salaries and employee benefits	13,318	11,432	48,920	45,000
Occupancy and equipment	4,192	4,113	16,751	14,214
(Gain) loss on sales of premises and equipment, net	(122)	(3)	(32)	18
Outside services	571	540	1,985	1,818
Professional services	572	370	2,060	2,191
Communication	194	114	892	821
Marketing	415	453	1,385	1,872
Amortization of intangible assets	256	240	1,024	861
Loss on debt extinguishment	—	1,096	1,351	1,096
Acquisition, conversion and other expenses	4,849	4,998	5,801	8,317
Other expenses	3,571	3,450	14,723	13,525
Total non-interest expense	27,816	26,803	94,860	89,733
Income before income taxes	10,909	4,569	41,651	26,829
Income tax expense	2,269	362	8,407	4,209
Net income	$8,640	$4,207	$33,244	$22,620

Earnings per share:
Basic	$0.58	$0.27	$2.18	$1.46
Diluted	0.58	0.27	2.18	1.45

Weighted average shares outstanding:
Basic	14,909	15,554	15,246	15,541
Diluted	14,952	15,602	15,272	15,587

E

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands, except per share data)	2020	2020	2020	2020	2019
Interest and dividend income
Loans	$26,687	$25,918	$26,493	$27,987	$28,361
Securities and other	4,013	4,557	4,942	5,507	5,756
Total interest and dividend income	30,700	30,475	31,435	33,494	34,117
Interest expense
Deposits	3,606	3,869	4,548	6,020	6,698
Borrowings	1,732	1,941	2,297	2,911	3,315
Total interest expense	5,338	5,810	6,845	8,931	10,013
Net interest income	25,362	24,665	24,590	24,563	24,104
Provision for loan losses	1,360	1,800	1,354	1,111	538
Net interest income after provision for loan losses	24,002	22,865	23,236	23,452	23,566
Non-interest income
Trust and investment management fee income	3,318	3,532	3,159	3,369	3,227
Customer service fees	2,890	2,886	2,439	3,112	2,791
Gain on sales of securities, net	3,959	—	1,351	135	80
Mortgage banking income	2,654	2,649	1,124	457	532
Bank-owned life insurance income	482	492	496	537	495
Customer derivative income	1,086	316	513	588	475
Other income	334	227	628	223	206
Total non-interest income	14,723	10,102	9,710	8,421	7,806
Non-interest expense
Salaries and employee benefits	13,318	11,809	11,909	11,884	11,432
Occupancy and equipment	4,192	4,279	3,860	4,420	4,113
(Gain) loss on sales of premises and equipment, net	(122)	—	(2)	92	(3)
Outside services	571	438	442	534	540
Professional services	572	479	337	672	370
Communication	194	215	194	289	114
Marketing	415	300	282	388	453
Amortization of intangible assets	256	256	256	256	240
Loss on debt extinguishment	—	—	1,351	—	1,096
Acquisition, conversion and other expenses	4,849	691	158	103	4,998
Other expenses	3,571	3,952	3,479	3,721	3,450
Total non-interest expense	27,816	22,419	22,266	22,359	26,803
Income before income taxes	10,909	10,548	10,680	9,514	4,569
Income tax expense	2,269	2,146	2,199	1,793	362
Net income	$8,640	$8,402	$8,481	$7,721	$4,207

Earnings per share:
Basic	$0.58	$0.56	$0.55	$0.50	$0.27
Diluted	0.58	0.56	0.55	0.50	0.27

Weighted average shares outstanding:
Basic	14,909	15,079	15,424	15,558	15,554
Diluted	14,952	15,103	15,441	15,593	15,602

F

BAR HARBOR BANKSHARES

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED

	Quarters Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2020	2020	2020	2020	2019
Earning assets
Interest-bearing deposits with other banks (1)	0.11%	0.09%	0.08%	1.16%	1.96%
Securities available for sale and FHLB stock (1)	2.97	3.04	3.26	3.50	3.45
Loans:
Commercial real estate	3.74	3.81	4.11	4.46	4.69
Commercial and industrial	3.92	4.39	4.13	4.89	4.58
Paycheck protection program	11.56	3.18	3.34	—	—
Residential	3.74	3.71	3.81	3.84	3.89
Consumer	3.65	3.42	3.81	5.20	4.84
Total loans	4.03	3.81	3.94	4.30	4.33
Total earning assets	3.65%	3.57%	3.73%	4.12%	4.13%

Funding liabilities
Deposits:
NOW	0.15%	0.14%	0.14%	0.40%	0.44%
Savings	0.13	0.13	0.15	0.25	0.20
Money market	0.14	0.16	0.40	1.01	1.17
Time deposits	1.64	1.69	1.94	1.92	2.06
Total interest-bearing deposits	0.61	0.66	0.81	1.08	1.19
Borrowings	1.83	1.60	1.51	2.10	2.30
Total interest-bearing liabilities	0.77%	0.82%	0.96%	1.28%	1.42%

Net interest spread	2.88	2.75	2.77	2.84	2.71
Net interest margin (1)	3.02	2.90	2.93	3.04	2.94
Core net interest margin (2)	2.79	2.89	2.92	3.04	2.94

(1)	Income from interest-bearing deposits with other banks has been separated from securities and restated for prior periods to conform to the current period presentation.
(2)	Core net interest margin excludes Paycheck Protection Program loans.

G

BAR HARBOR BANKSHARES

AVERAGE BALANCES - UNAUDITED

	Quarters Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2020	2020	2020	2020	2019
Assets
Interest-bearing deposits with other banks (1)	$176,747	$92,066	$71,067	$16,933	$14,554
Securities available for sale and FHLB stock (2)	563,118	627,162	648,185	661,848	683,939
Loans:
Commercial real estate	1,059,574	1,012,194	952,264	945,851	928,445
Commercial and industrial	386,201	399,734	417,620	423,393	412,595
Paycheck protection program	91,109	131,605	104,740	—	—
Residential real estate	995,173	1,060,084	1,117,608	1,141,908	1,156,215
Consumer	115,876	121,248	126,413	130,471	127,425
Total loans (3)	2,647,933	2,724,865	2,718,645	2,641,623	2,624,680
Total earning assets	3,387,798	3,444,093	3,437,897	3,320,404	3,323,173
Cash and due from banks	22,473	36,521	43,165	40,818	53,088
Allowance for loan losses	(18,690)	(17,028)	(15,678)	(15,242)	(15,657)
Goodwill and other intangible assets	127,264	127,508	127,751	128,014	114,537
Other assets	237,424	223,316	213,986	187,765	179,512
Total assets	$3,756,269	$3,814,410	$3,807,121	$3,661,759	$3,654,653

Liabilities and shareholders' equity
Deposits:
NOW	$713,464	$677,706	$611,860	$570,127	$551,335
Savings	516,266	488,508	450,621	410,931	378,997
Money market	399,543	396,351	411,232	373,650	379,361
Time deposits	734,523	777,424	776,042	892,654	918,528
Total interest-bearing deposits	2,363,796	2,339,989	2,249,755	2,247,362	2,228,221
Borrowings	376,437	481,687	612,538	556,824	571,936
Total interest-bearing liabilities	2,740,233	2,821,676	2,862,293	2,804,186	2,800,157
Non-interest-bearing demand deposits	535,402	507,844	472,688	406,951	418,324
Other liabilities	71,119	78,072	66,302	44,343	40,136
Total liabilities	3,346,754	3,407,592	3,401,283	3,255,480	3,258,617
Total shareholders' equity	409,515	406,818	405,838	406,279	396,036
Total liabilities and shareholders' equity	$3,756,269	$3,814,410	$3,807,121	$3,661,759	$3,654,653

(1)	Total average interest-bearing deposits with other banks is net of Federal Reserve daily cash letter.
(2)	Average balances for securities available-for-sale are based on amortized cost.
(3)	Total average loans include non-accruing loans and loans held for sale.

H

BAR HARBOR BANKSHARES

ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2020	2020	2020	2020	2019
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$4,251	$4,714	$3,981	$2,227	$3,489
Commercial installment	1,466	1,820	1,790	1,996	1,836
Residential real estate	5,729	7,154	7,194	5,089	5,335
Consumer installment	742	720	1,023	744	890
Total non-accruing loans	12,188	14,408	13,988	10,056	11,550
Other real estate owned	—	1,983	2,318	2,205	2,236
Total non-performing assets	$12,188	$16,391	$16,306	$12,261	$13,786

Total non-accruing loans/total loans	0.48%	0.54%	0.52%	0.38%	0.44%
Total non-performing assets/total assets	0.33	0.42	0.43	0.33	0.38

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$17,907	$16,509	$15,297	$15,353	$15,353
Charged-off loans	(297)	(439)	(220)	(1,211)	(603)
Recoveries on charged-off loans	112	37	78	44	65
Net loans charged-off	(185)	(402)	(142)	(1,167)	(538)
Provision for loan losses	1,360	1,800	1,354	1,111	538
Balance at end of period	$19,082	$17,907	$16,509	$15,297	$15,353

Allowance for loan losses/total loans	0.74%	0.66%	0.60%	0.58%	0.58%
Allowance for loan losses/non-accruing loans	157	124	118	152	133

NET LOAN CHARGE-OFFS
Commercial real estate	$63	$(252)	$71	$(846)	$(92)
Commercial installment	(228)	(10)	(155)	(170)	(331)
Residential real estate	(21)	1	(20)	(1)	(16)
Consumer installment	1	(141)	(38)	(150)	(99)
Total, net	$(185)	$(402)	$(142)	$(1,167)	$(538)

Net charge-offs (QTD annualized)/average loans	0.03%	0.06%	0.02%	0.18%	0.08%
Net charge-offs (YTD annualized)/average loans	0.07	0.08	0.10	0.18	0.03

DELINQUENT AND NON-ACCRUING LOANS/ TOTAL LOANS
30-89 Days delinquent	0.58%	0.16%	0.28%	0.84%	0.74%
90+ Days delinquent and still accruing	—	0.08	0.04	0.08	0.01
Total accruing delinquent loans	0.58	0.24	0.32	0.92	0.75
Non-accruing loans	0.48	0.53	0.51	0.38	0.44
Total delinquent and non-accruing loans	1.06%	0.77%	0.83%	1.30%	1.19%

I

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)		2020	2020	2020	2020	2019
Net income		$8,640	$8,402	$8,481	$7,721	$4,207
(Gain) on sale of securities, net		(3,959)	—	(1,351)	(135)	(80)
(Gain) loss on sale of premises and equipment, net		(122)	—	(2)	92	(3)
(Gain) loss on other real estate owned		(11)	335	—	31	20
Loss on debt extinguishment		—	—	1,351	—	1,096
Acquisition, conversion and other expenses		4,849	691	158	103	4,998
Income tax expense (1)		(179)	(245)	(37)	(22)	(1,440)
Core earnings (2)	(A)	$9,218	$9,183	$8,600	$7,790	$8,798

Net interest income	(B)	$25,362	$24,665	$24,590	$24,563	$24,104
Non-interest income		14,723	10,102	9,710	8,421	7,806
Total Revenue		40,085	34,767	34,300	32,984	31,910
(Gain) on sale of securities, net		(3,959)	—	(1,351)	(135)	(80)
Total core revenue (2)	(C)	$36,126	$34,767	$32,949	$32,849	$31,830

Total non-interest expense		27,816	22,419	22,266	22,359	26,803
Gain (loss) on sale of premises and equipment, net		122	—	2	(92)	3
Gain (loss) on other real estate owned		11	(335)	—	(31)	(20)
Loss on debt extinguishment		—	—	(1,351)	—	(1,096)
Acquisition, conversion and other expenses		(4,849)	(691)	(158)	(103)	(4,998)
Core non-interest expense (2)	(D)	$23,100	$21,393	$20,759	$22,133	$20,692

(in millions)
Average earning assets	(E)	$3,388	$3,444	$3,438	$3,320	$3,323
Average paycheck protection program (PPP) loans	(R)	91	132	105	—	—
Average earning assets, excluding PPP loans	(S)	3,297	3,312	3,333	3,320	3,323
Average assets	(F)	3,756	3,814	3,807	3,662	3,655
Average shareholders' equity	(G)	410	407	406	406	396
Average tangible shareholders' equity (2) (3)	(H)	282	279	278	278	281
Tangible shareholders' equity, period-end (2) (3)	(I)	284	277	277	276	269
Tangible assets, period-end (2) (3)	(J)	3,598	3,732	3,653	3,549	3,542

(in thousands)
Common shares outstanding, period-end	(K)	14,916	14,929	15,214	15,587	15,558
Average diluted shares outstanding	(L)	14,952	15,103	15,441	15,593	15,602

Core earnings per share, diluted (2)	(A/L)	$0.62	$0.61	$0.56	$0.50	$0.56
Tangible book value per share, period-end (2)	(I/K)	19.05	18.56	18.18	17.70	17.30
Securities adjustment, net of tax (1) (4)	(M)	10,023	11,681	11,412	9,560	5,549
Tangible book value per share, excluding securities adjustment (2) (4)	(I+M)/K	18.38	17.78	17.43	17.09	16.94
Tangible shareholders' equity/total tangible assets (2)	(I/J)	7.90	7.42	7.57	7.77	7.60

J

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)		2020	2020	2020	2020	2019
Performance ratios (5)
GAAP return on assets		0.92%	0.88%	0.90%	0.85%	0.46%
Core return on assets (2)	(A/F)	0.98	0.96	0.91	0.86	0.96
GAAP return on equity		8.39	8.22	8.40	7.64	4.21
Core return on equity (2)	(A/G)	8.95	8.98	8.52	7.71	8.81
Core return on tangible equity (1) (2)	(A+Q)/H	13.27	13.36	12.72	11.54	12.66
Efficiency ratio (2) (6)	(D-O-Q)/(C+N)	61.98	59.47	60.67	64.82	62.56
Net interest margin	(B+P)/E	3.02	2.90	2.93	3.04	2.94
Core net interest margin (2) (7)	(B+P-T)/S	2.79	2.89	2.92	3.04	2.94

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$542	$570	$646	$719	$674
Franchise taxes included in non-interest expense	(O)	117	121	120	119	119
Tax equivalent adjustment for net interest margin	(P)	396	416	490	551	516
Intangible amortization	(Q)	256	256	256	256	240
Interest and fees on PPP loans	(T)	2,648	1,052	869	—	—

(1)	Assumes a marginal tax rate of 23.71% in the fourth quarter of 2020 and 23.87% for the first three quarters of 2020 and the fourth quarter of 2019.
(2)	Non-GAAP financial measure.
(3)	Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Securities adjustment, net of tax represents the total unrealized loss on available-for-sale securities recorded on the Company's consolidated balance sheets within total common shareholders' equity.
(5)	All performance ratios are based on average balance sheet amounts, where applicable.
(6)	Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.
(7)	Core net interest margin excludes Paycheck Protection Program loans.

K